UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX		76092
(Address of principal executive offices)		(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 2, 2020, Sabre Corporation (“Sabre,” the “Company,” “we,” “us,” or “our”) provided the following key volume metrics update:

The COVID-19 pandemic continues to represent a challenge to the travel industry, with reductions in airline capacity and a volatile macro environment. However, third quarter-to-date, we have seen modest signs of recovery. Net bookings moved positive in all regions for all of July, and this trend continued in August. Our gross air bookings were down approximately 85% in July and August, and net air bookings were down approximately 90% in July and 85% in August. Passengers boarded were down approximately 80% and 75% in July and August, respectively. The strongest recovery has been in hotel bookings, with gross hotel central reservation system transactions down approximately 55% in July and 50% in August.

The year-over-year decline in our key volume metrics for the periods indicated is summarized in the chart below.

Sabre Key Volume Metrics YOY Growth (Decline)1

1 7-Day moving average; calendar shifted air bookings; work-day adjusted CRS transactions.

Given the magnitude and the uncertainty related to the COVID-19 pandemic and its economic effects, on March 20, 2020, Sabre withdrew its February 26, 2020 guidance and has not given further guidance at this time.

Item 8.01.	Other Events.

On September 2, 2020, Sabre completed supplemental closings (the “Option Closings”) in respect of its previously announced registered offerings of common stock, par value $0.01 per share (the “Common Stock”), and 6.50% Series A Mandatory Convertible Preferred Stock, liquidation preference $100 per share (the “Preferred Stock”), issuing additional shares of Common Stock and Preferred Stock pursuant to options that were exercised by the underwriters of those offerings.

In the Option Closings, Sabre issued 5,357,143 additional shares of Common Stock for proceeds net of commissions of approximately $35.9 million and 340,000 additional shares of Preferred Stock for proceeds net of commissions of approximately $32.9 million. Sabre intends to use the proceeds of the Option Closings for general corporate purposes.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Reports on Form 10-Q filed with the SEC on August 10, 2020 and May 8, 2020, and our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: September 2, 2020	By:	/s/ Douglas E. Barnett
	Name:	Douglas E. Barnett
	Title:	Executive Vice President and Chief Financial Officer